CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 19, 2011 on Dreyfus Research Growth Fund, Inc. for the fiscal year ended February 28, 2011 which is incorporated by reference in Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A Nos. 2-33733 and 811-1899) of Dreyfus Research Growth Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

June 24, 2011